SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT


                  PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


             Date of Report (Date of earliest event reported):
                              March 22, 1996


                                       TIME WARNER INC.
          (Exact name of registrant as specified in its charter)

         DELAWARE                    1-8637                13-1388520
(State or other jurisdiction       (Commission          (I.R.S. Employer
       of incorporation)           File Number)        Identification No.)




                 75 ROCKEFELLER PLAZA, NEW YORK, NY 10019
           (Address of principal executive offices)  (zip code)

                              (212) 484-8000
           (Registrant's telephone number, including area code)

                              NOT APPLICABLE
       (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS.

     Time Warner Inc. ("Time Warner") and Time Warner Entertainment Company, L.P. ("TWE"), in which Time Warner and certain of its wholly-owned subsidiaries own a 74.49% residual equity interest and certain priority capital interests senior thereto, have recently entered into, or intend to enter into, the transactions described below:

           (i) on February 1, 1996, Time Warner redeemed the remaining $1.2 billion principal amount of 8.75% Convertible Subordinated Debentures due 2015 (the "8.75% Convertible Debentures") for $1.28 billion, including redemption premiums and accrued interest thereon (the "February 1996 Redemption"). In addition, in September 1995, Time Warner redeemed approximately $1 billion principal amount of 8.75% Convertible Debentures for $1.06 billion, including redemption premiums and accrued interest thereon (the "September 1995 Redemption"). The September 1995 Redemption was financed with (1) approximately $500 million of proceeds raised from the issuance of 7.75% ten-year notes (the "7.75% Notes") in June 1995, (2) $363 million of net proceeds raised in August 1995 from the issuance of approximately 12.1 million Time Warner-obligated mandatorily redeemable preferred securities of a subsidiary ("PERCS") that are redeemable for cash or, at Time Warner's option, approximately 12.1 million shares of Hasbro, Inc. common stock owned by Time Warner and that pay cash distributions at a rate of 4% per annum and (3) available cash and equivalents (the "1995 Convertible Debt Refinancing"). The February 1996 Redemption was financed with (1) $557 million of net proceeds raised in December 1995 from the issuance of Time Warner-obligated mandatorily redeemable preferred securities of a subsidiary ("Preferred Trust Securities") that pay cash distributions at a rate of 8-7/8% per annum and (2) proceeds raised from the $750 million issuance of debentures in January 1996, consisting of (i) $400 million principal amount of 6.85% thirty-year debentures, which are putable by the holders thereof in year seven, (ii) $200 million principal amount of 8.3% forty-year discount debentures, which do not pay cash interest for the first twenty years, (iii) $166 million principal amount of 7.48% twelve-year debentures and (iv) $150 million principal amount of 8.05% twenty-year debentures (collectively referred to herein as the "January 1996 Debentures" and when taken together with the February 1996 Redemption, the "1996 Convertible Debt Refinancing"). The 1995 Convertible Debt Refinancing and the 1996 Convertible Debt Refinancing are collectively referred to herein as the "Convertible Debt Refinancings";

           (ii) on January 4, 1996 (as previously reported on the Form 8-K of Time Warner dated January 4, 1996), Time Warner completed its acquisition of Cablevision Industries Corporation ("CVI") and certain affiliated entities of CVI (the "Gerry Companies"). CVI and the Gerry Companies owned cable television systems serving approximately 1.3 million subscribers;

           (iii) on October 2, 1995 and September 5, 1995 (as previously reported on the Form 8-K of Time Warner dated August 31, 1995), Toshiba Corporation ("Toshiba") and ITOCHU Corporation ("ITOCHU"), respectively, each exchanged (1) their 5.61% pro rata equity interests in TWE, (2) their 6.25% residual equity interests in TW Service Holding I, L.P. and TW Service Holding II, L.P., each of which owned certain assets related to the TWE businesses (the "Time Warner Service Partnerships") and (3) their options to increase their interests in TWE under certain circumstances for, in the case of ITOCHU, 8 million shares of two series of new convertible preferred stock ("Series G Preferred Stock" and "Series H Preferred Stock") of Time Warner and, in the case of Toshiba, 7 million shares of new convertible preferred stock of Time Warner ("Series I Preferred Stock") and $10 million in cash (the "ITOCHU/Toshiba Transaction"). As a result of the ITOCHU/Toshiba Transaction, Time Warner and certain of its wholly-owned subsidiaries collectively now own 74.49% of the pro rata priority capital and residual equity interests in TWE and 100% of the senior and junior priority capital interests in TWE. A subsidiary of U S WEST, Inc. owns the remaining 25.51% of the pro rata priority capital and residual equity limited partnership interests in TWE;

           (iv) on September 22, 1995 (as previously reported on the Form 8-K of Time Warner dated September 22, 1995), Time Warner announced that it had entered into an Agreement and Plan of Merger (the "Merger Agreement") which, as amended, provides for the merger of each of Time Warner and Turner Broadcasting System, Inc. ("T.S.") with separate subsidiaries of a holding company ("New Time Warner"), which will combine, for financial reporting purposes,
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 the
consolidated net assets and operating results of Time Warner and TBS (the "TBS Transaction"). In connection therewith, the issued and outstanding shares of each class of the capital stock of Time Warner will be converted into shares of a substantially identical class of capital stock of New Time Warner. In addition, Time Warner has agreed to enter into certain agreements and related transactions with certain shareholders of TBS, including R. E. Turner and Liberty Media Corporation ("LMC"), an affiliate of Tele-Communications, Inc. The Merger Agreement and certain related agreements provide for the issuance by New Time Warner of approximately 172.8 million shares of common stock, par value $.01 per share (such holding company stock, or, prior to the formation of such holding company, the existing Time Warner common stock, being referred to herein as the "Common Stock") (including 50.6 million shares of a special class of non-redeemable Common Stock to be issued to LMC, the "LMC Class Common Stock"), in exchange for the outstanding TBS capital stock, the issuance of approximately 13 million stock options to replace all outstanding TBS options and the assumption of TBS' indebtedness (which approximated $2.5 billion at December 31, 1995). As part of the TBS Transaction, LMC will receive an additional five million shares of LMC Class Common Stock pursuant to a separate option agreement (the "Option Agreement"), which, together with the 50.6 million shares received pursuant to the TBS Transaction, will be placed in a voting trust or, in certain circumstances, exchanged for shares of another special class of non-voting, non-redeemable common stock of New Time Warner;

           (v) on August 15, 1995, Time Warner redeemed all of its $1.8 billion principal amount of outstanding Redeemable Reset Notes due August 15, 2002 (the "Reset Notes") in exchange for new securities (the "Reset Notes Refinancing"), consisting of approximately $454 million aggregate principal amount of Floating Rate Notes due August 15, 2000, approximately $272 million aggregate principal amount of 7.975% Notes due August 15, 2004, approximately $545 million aggregate principal amount of 8.11% Debentures due August 15, 2006, and approximately $545 million aggregate principal amount of 8.18% Debentures due August 15, 2007 (collectively, the "Exchange Securities");

           (vi) on July 6, 1995 (as previously reported on the Form 8-K of Time Warner dated July 6, 1995), Time Warner acquired KBLCOM Incorporated ("KBLCOM") which owned cable television systems serving approximately 700,000 subscribers and a 50% interest in Paragon Communications ("Paragon"), which owned cable television systems serving an additional 972,000 subscribers. The other 50% interest in Paragon was already owned by TWE;

           (vii) on June 30, 1995, a wholly-owned subsidiary of Time Warner ("TWI Cable"), TWE and the TWE-Advance/Newhouse Partnership (as defined below) executed a five-year revolving credit facility (the "New Credit Agreement"). The New Credit Agreement enabled such entities to refinance certain indebtedness assumed in the Acquisitions (as defined below), to refinance TWE's indebtedness under a pre-existing bank credit agreement and to finance the ongoing working capital, capital expenditure and other corporate needs of each borrower (the "Bank Refinancing"). The Convertible Debt Refinancings, the Reset Notes Refinancing and the Bank Refinancing are referred to herein as the "Debt Refinancings";

           (viii) on June 23, 1995, (A) Six Flags Entertainment Corporation ("Six Flags") was recapitalized, (B) TWE sold 51% of its interest in Six Flags to an investment group led by Boston Ventures and (C) TWE granted certain licenses to Six Flags (collectively, the "Six Flags Transaction");

           (ix)  on  May 2,  1995,  Time  Warner acquired Summit Communications
Group,   Inc.  ("Summit"),  which  owned  cable  television   systems   serving
approximately 162,000 subscribers (the "Summit Acquisition");

           (x) on April 1, 1995 (as previously reported on the Form 8-K of Time Warner dated April 1, 1995), TWE closed its transaction (the "TWE-A/N Transaction") with the Advance/Newhouse Partnership ("Advance/Newhouse"), pursuant to which TWE and Advance/Newhouse formed the Time Warner Entertainment-Advance/Newhouse Partnership, a New York general partnership (the "TWE-Advance/Newhouse Partnership"), and to which Advance/Newhouse and TWE contributed cable television systems (or interests therein) serving approximately 4.5 million subscribers, as well as certain foreign cable investments and certain programming investments that included

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Advance/Newhouse's 10% interest in Primestar Partners,  L.P.   TWE  owns a two-
thirds equity interest in the TWE-Advance/Newhouse Partnership and is the managing partner and Advance/Newhouse owns a one-third equity interest; and

           (xi) during 1995, TWE agreed to sell, or announced its intention to sell, 17 of its unclustered cable television systems serving approximately 180,000 subscribers, of which certain of the transactions closed during 1995 and the remaining transactions are expected to close in 1996 (the "Unclustered Cable Transactions").

     The Unclustered Cable Transactions and the Six Flags Transaction are referred to herein as the "Asset Sale Transactions"; the Summit Acquisition, KBLCOM Acquisition and CVI Acquisition are referred to herein as the "Acquisitions"; the Acquisitions and the TWE-A/N Transaction are referred to herein as the "Cable Transactions" and the TBS Transaction, the ITOCHU/Toshiba Transaction, the Asset Sale Transactions, the Cable Transactions and the Debt Refinancings are referred to herein as the "Transactions".

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

           (a)  PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

     The following pro forma consolidated condensed balance sheets of Time Warner and the Time Warner Entertainment Group (the "Entertainment Group"), principally consisting of TWE, at December 31, 1995 give effect to the Unclustered Cable Transactions and, with respect to the balance sheet of Time Warner only, also give effect to the 1996 Convertible Debt Refinancing, the TBS Transaction and the CVI Acquisition, in each case as if such transactions occurred at such date. The Summit Acquisition, the KBLCOM Acquisition, the Bank Refinancing, the Reset Notes Refinancing, the 1995 Convertible Debt Refinancing, the Six Flags Transaction, the TWE-A/N Transaction and the ITOCHU/Toshiba Transaction are already reflected in the respective historical balance sheets of Time Warner and the Entertainment Group as of December 31, 1995. The following pro forma consolidated condensed statements of operations of Time Warner and the Entertainment Group for the year ended December 31, 1995 give effect to the Asset Sale Transactions, the TWE-A/N Transaction and the Debt Refinancings and, with respect to the statement of operations of Time Warner only, also give effect to the TBS Transaction, the ITOCHU/Toshiba Transaction and the Acquisitions, in each case as if the transactions occurred at the beginning of such period. The pro forma consolidated condensed financial statements should be read in conjunction with the historical financial statements of Time Warner and TWE, including the notes thereto, which are contained in the Time Warner Annual Report on Form 10-K for the year ended December 31, 1995, as well as the historical financial statements of (i) Vision Cable Division of Vision Cable Communications Inc. and Subsidiaries and Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and Subsidiaries (which entities contributed substantially all of their assets to Advance/Newhouse prior to the closing of the TWE-A/N Transaction), (ii) CVI,
(iii) KBLCOM, (iv) Summit and (v) TBS.

     The pro forma consolidated condensed financial statements have been derived from the historical financial statements of the respective entities as of and for the year ended December 31, 1995, except in the case of (1) the Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and Subsidiaries, which entities have different fiscal years and were contributed to the TWE-Advance/Newhouse Partnership on April 1, 1995; consequently, such pro forma financial statements have been derived from the unaudited combined financial statements of such entities for the three months ended January 31, 1995, (2) the Vision Cable Division of Vision Cable Communications Inc. and Subsidiaries which were contributed to the TWE-Advance/Newhouse Partnership on April 1, 1995 and consequently, such pro forma financial statements have been derived from the unaudited combined financial statements of such entities for the three months ended March 31, 1995 (which financial statements, in the case of (1) and (2) have been previously filed in connection with Time Warner's Current Report on Form 8-K dated May 30, 1995), (3) Summit, which was acquired on May 2, 1995 and consequently, such pro forma financial statements have been derived from the unaudited consolidated financial statements for such entity for the four months ended May 2, 1995 and (4) KBLCOM, which was acquired on July 6, 1995 and consequently, such pro forma financial statements have been derived from the unaudited consolidated financial statements for such entity for the six months ended June 30, 1995, which has been previously filed in connection with Time Warner's Current Reports on Form 8-K dated August 14, 1995. Historical financial statements are incorporated herein by reference with respect to the financial statements of TBS and CVI from their respective Annual Reports on Form 10-K for the year ended December 31, 1995.

     The pro forma consolidated condensed financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or operating results that would have occurred if the Transactions had been consummated as of the dates indicated, nor are they necessarily indicative of future financial conditions or operating results.
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TBS TRANSACTION

     Pro forma adjustments for the TBS Transaction reflect (1) the issuance of approximately 172.8 million shares of Common Stock, including 50.6 million shares of LMC Class Common Stock to be issued to LMC, in exchange for the outstanding TBS capital stock, (2) the issuance of an additional 5 million shares of LMC Class Common Stock to be received by LMC in connection with the Option Agreement, (3) the issuance of approximately 13 million stock options to replace all outstanding TBS options and (4) the assumption or incurrence of approximately $2.5 billion of indebtedness, including $264 million of convertible debt securities. The convertible debt securities may be converted at the option of the holders into an additional 7.4 million shares of TBS Class B Common Stock prior to the consummation of the Merger. Should such conversion occur, (1) Time Warner's pro forma shareholders' equity at December 31, 1995 would be increased by approximately $225 million to reflect the issuance of approximately 5.6 million additional shares of Common Stock, (2) Time Warner's pro forma indebtedness at December 31, 1995 would be reduced by $264 million and (3) Time Warner's pro forma loss before extraordinary item and loss before extraordinary item per common share for the year ended December 31, 1995 would be reduced by $11 million and $.03 per common share, respectively.

     The TBS Transaction will be accounted for by the purchase method of accounting for business combinations and, accordingly, the estimated cost to acquire such assets will be allocated to the underlying net assets in proportion to their respective fair values. The valuations and other studies which will provide the basis for such an allocation have not been completed. As more fully described in the notes to the pro forma consolidated condensed financial statements, a preliminary allocation of the excess of cost over the book value of the net assets to be acquired has been made to goodwill.

     The TBS Transaction is subject to customary closing conditions, including the approval of the shareholders of TBS and of Time Warner, all necessary approvals of the Federal Communications Commission and appropriate antitrust approvals. There can be no assurance that all these approvals can be obtained or, in the case of governmental approvals, if obtained, will not be conditioned upon changes to the terms of the Merger Agreement or the related agreements.

ITOCHU/TOSHIBA TRANSACTION

     Pro forma adjustments for the ITOCHU/Toshiba Transaction reflect the exchange by each of ITOCHU and Toshiba of (1) its 5.61% pro rata priority capital and residual equity interests in TWE, (2) its 6.25% residual equity interests in the Time Warner Service Partnerships and (3) its option to increase its interests in TWE under certain circumstances, for an aggregate 15 million shares of convertible preferred stock (Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock) and $10 million in cash. The ITOCHU/Toshiba Transaction was accounted for by the purchase method of accounting for business combinations and, accordingly, the cost to acquire each of ITOCHU and Toshiba's respective interests in TWE and the Time Warner Service Partnerships has been allocated to Time Warner's investment in the Entertainment Group.

     Each share of the Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock issued in connection with the ITOCHU/Toshiba Transaction (i) is convertible, immediately with respect to the Series G Preferred Stock and Series I Preferred Stock and after five years (or earlier under certain circumstances) with respect to the Series H Preferred Stock, into an aggregate 31.2 million shares of Common Stock at a conversion price of $48 per share (based on its $100 per share liquidation value) and (ii) receives for four years an annual dividend per share equal to the greater of $3.75 and an amount equal to the dividends paid on the Common Stock into which each share may be converted. To the extent that any of the Series G Preferred Stock, Series H Preferred Stock or Series I Preferred Stock remains outstanding at the end of the period in which the minimum $3.75 per share dividend is to be paid, the holders thereafter will receive dividends equal to the dividends paid on shares of Common Stock multiplied by the number of shares of Common Stock into which their shares of such series of preferred stock are convertible.
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CABLE TRANSACTIONS

     TWE consolidates the TWE-Advance/Newhouse Partnership and the one-third equity interest owned by Advance/Newhouse is reflected in the Entertainment Group's historical financial statements as minority interest. In accordance with the partnership agreement for the TWE-Advance/Newhouse Partnership, Advance/Newhouse may require TWE to purchase its equity interest for fair market value at specified intervals following the death of both of its principal shareholders. Following the third anniversary of the closing of the TWE-A/N Transaction, either partner can initiate a dissolution in which TWE would receive two-thirds and Advance/Newhouse would receive one-third of the partnership's net assets. The assets contributed by TWE and Advance/Newhouse to the TWE-Advance/Newhouse Partnership were recorded at their predecessor's historical cost. No gain was recognized by TWE upon the capitalization of the TWE-Advance/Newhouse Partnership.

     As a result of the Acquisitions, Time Warner has acquired cable television systems that served approximately 2.2 million subscribers and a 50% interest in Paragon, which owned cable television systems serving an additional 972,000 subscribers (the other 50% interest is already owned by TWE). As described below, in order to consummate the Acquisitions, Time Warner issued approximately 5.5 million shares of Common Stock and approximately $2.1 billion aggregate liquidation value of new series of convertible preferred stock, and assumed or incurred, directly or indirectly, approximately $3.3 billion of debt.

     In connection with the Summit Acquisition, Time Warner issued approximately 1.6 million shares of Common Stock and approximately 3.3 million shares of a new series of convertible preferred stock (the "Series C Preferred Stock") and assumed approximately $140 million of indebtedness. The Series C Preferred Stock (i) is convertible into 6.8 million shares of Common Stock at a conversion price of $48 per share (based on its $100 per share liquidation value) and (ii) receives for five years an annual dividend per share equal to the greater of $3.75 and an amount equal to the dividends paid on the Common Stock into which a share of Series C Preferred Stock may be converted.

     In connection with the KBLCOM Acquisition, Time Warner issued one million shares of Common Stock and 11 million shares of a new series of convertible preferred stock (the "Series D Preferred Stock") and assumed or incurred approximately $1.2 billion of indebtedness, including $102 million of Time
Warner's allocable share of Paragon's indebtedness. The Series D Preferred Stock (i) is convertible into 22.9 million shares of Common Stock at a conversion price of $48 per share (based on its $100 per share liquidation value) and (ii) receives for four years an annual dividend per share equal to the greater of $3.75 and an amount equal to the dividends paid on the Common Stock into which a share of Series D Preferred Stock may be converted.

     In  connection  with the CVI Acquisition, Time Warner issued approximately
2.9 million shares of Common Stock, approximately 3.3 million shares of a new series of convertible preferred stock (the "Series E Preferred Stock") and approximately 3.2 million shares of another new series of convertible preferred stock (the "Series F Preferred Stock") and assumed or incurred approximately $2 billion of indebtedness. The Series E Preferred Stock and Series F Preferred Stock (i) are convertible into an aggregate of 13.5 million shares of Common Stock at a conversion price of $48 per share (based on its $100 per share liquidation value) and (ii) receive, for a period of five years with respect to the Series E Preferred Stock and a period of four years with respect to the Series F Preferred Stock, an annual dividend per share equal to the greater of $3.75 and an amount equal to the dividends paid on the Common Stock into which a share of Series E Preferred Stock or Series F Preferred Stock may be converted.

     To the extent that any of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock remains outstanding at the end of the period in which the minimum $3.75 per share dividend is to be paid, the holders thereafter will receive dividends equal to the dividends paid on shares of Common Stock multiplied by the number of shares into which their shares of such series of preferred stock are convertible.
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     The Acquisitions  have  been  accounted  for  by  the  purchase  method of accounting for business combinations and, accordingly, the estimated cost to acquire such assets has been allocated to the underlying net assets in proportion to their respective fair values. The valuations and other studies which will provide the basis for such an allocation have not been completed. As more fully described in the notes to the pro forma consolidated condensed financial statements, a preliminary allocation of the excess of cost over the book value of the net assets acquired or to be acquired has been made for pro forma purposes principally to investments and cable television franchises in proportion to their estimated fair values.

     In connection with the Cable Transactions, TWE entered into management services agreements pursuant to which TWE is responsible for the management and operations of the cable television systems owned by Time Warner and the TWE-Advance/Newhouse Partnership, other than the cable television systems located within the 14-state telephone service area of U S WEST, Inc. The pro forma consolidated condensed statements of operations of Time Warner and the Entertainment Group each reflect annual management fees to be paid by Time Warner and the TWE-Advance/Newhouse Partnership to TWE, based on an allocation, which management believes to be reasonable, of the corporate expenses of the cable division of TWE in proportion to the respective number of cable subscribers of Time Warner and the TWE-Advance/Newhouse Partnership to be managed by TWE's cable division as a percentage of the aggregate number of subscribers of all cable television systems to be managed by TWE's cable division. As a result of TWE's management of the Time Warner and the TWE-
Advance/Newhouse Partnership-owned cable television systems, the pro forma consolidated condensed statements of operations of Time Warner also reflect certain reductions in corporate expenses of the acquired entities relating to the closing of certain corporate and regional facilities and the termination of related personnel as a direct result of the integration of the acquired operations into Time Warner's and TWE's operating structure. Time Warner and TWE expect to realize certain additional cost reductions as a result of other cost-saving initiatives; however, such additional cost savings have not been reflected in the pro forma consolidated condensed statements of operations of Time Warner due to the preliminary nature of these initiatives at this time.

DEBT REFINANCINGS

     The New Credit Agreement permits borrowings in an aggregate amount of up to $8.3 billion. Borrowings are limited to $4 billion in the case of TWI Cable, $5 billion in the case of the TWE-Advance/Newhouse Partnership and $8.3 billion in the case of TWE, subject in each case to certain limitations and adjustments. Such borrowings bear interest at specific rates for each of the three borrowers, generally equal to LIBOR plus a margin initially ranging from 50 to 87.5 basis points, which margin will vary based on the credit rating or financial leverage of the applicable borrower.

     Pro forma adjustments for the Debt Refinancings reflect aggregate proceeds received of approximately $7.304 billion, consisting of (1) borrowings of $5.134 billion in the aggregate under the New Credit Agreement, (2) approximately $500 million of proceeds received from the issuance of the 7.75% Notes, (3) $363 million of net proceeds received from the issuance of the PERCS (4% yield), (4) $557 million of net proceeds received from the issuance of the Preferred Trust Securities (8-7/8% yield) and (5) approximately $750 million in proceeds received from the issuance of the January 1996 Debentures, which have a weighted average interest rate of 7.3%. Such proceeds, together with approximately $171 million of available cash and equivalents, have been used:
(i) to repay or redeem (a) $1.184 billion of indebtedness assumed in the CVI Acquisition (plus redemption premiums thereon of $16 million), (b) $1.086 billion of indebtedness assumed or incurred in the KBLCOM Acquisition (plus redemption premiums and accrued interest thereon of $19 million) and (c) $204 million of Paragon indebtedness, funded equally by Time Warner and TWE, (ii) to repay $2.575 billion of indebtedness of TWE under a pre-existing bank credit agreement, (iii) to redeem approximately $2.226 billion principal amount of the 8.75% Convertible Debentures, plus redemption premiums and accrued interest thereon of $115 million and (iv) to pay for $50 million of financing costs. In addition to such $7.304 billion of refinancings, $289 million was borrowed under the New Credit Agreement, consisting of $211 million to consummate the CVI Acquisition and $78 million to pay for transaction costs. Pro forma adjustments for the 1995 Debt Refinancings also reflect the noncash redemption of $1.8 billion principal amount of outstanding Reset Notes (8.7% yield) in exchange

   Page 9
for an equal amount of Exchange Securities at a weighted average interest rate of 7.9% in the year ended December 31, 1995. Based on the average LIBOR rates in effect during the year ended December 31, 1995, LIBOR has been assumed to be 6%, and accordingly, the pro forma consolidated condensed statements of operations reflect interest on borrowings under the New Credit Agreement at estimated rates of (i) 6.875% per annum for TWI Cable and
(ii) 6.5% per annum for each of TWE and the TWE-Advance/Newhouse Partnership. Each 12.5 basis point increase in the pro forma interest rate applicable to the aggregate $5.423 billion of borrowings under the New Credit Agreement would have the approximate effect of increasing Time Warner's annual interest expense and net loss by $3 million and $4 million, respectively, and in the case of borrowings by TWE and the TWE-Advance/Newhouse Partnership only, of increasing TWE's annual interest expense and decreasing its net income by $3 million each.

     The New Credit Agreement contains certain covenants for each borrower relating to, among other things, additional indebtedness; liens on assets; cash flow coverage and leverage ratios; and loans, advances, distributions and other cash payments or transfers of assets from the borrowers to their respective partners or affiliates.

ASSET SALE TRANSACTIONS

     The Asset Sale Transactions reflect the disposition by TWE on June 23, 1995 of 51% of its interest in Six Flags, the payment by Six Flags of certain intercompany indebtedness and licensing fees to TWE in connection therewith, and the sale and planned sale of certain unclustered cable television systems for aggregate gross proceeds of approximately $1.18 billion. TWE has deconsolidated Six Flags effective as of June 23, 1995 and accounts for its remaining 49% interest in Six Flags under the equity method of accounting. As a result of these transactions, TWE expects a cumulative debt reduction of approximately $1.045 billion, of which approximately $875 million is already reflected in TWE's historical balance sheet at December 31, 1995. TWE expects to realize aggregate income of approximately $375 million as a result of the Asset Sale Transactions, of which a portion of such income was deferred by TWE principally as a result of its guarantee of certain third-party, zero-coupon indebtedness of Six Flags due in 1999. Income to be realized on the Asset Sale Transactions that have not closed as of December 31, 1995 has not been reflected in the pro forma consolidated condensed statements of operations of the Entertainment Group included herein.

   Page 10
                               TIME WARNER INC.
                PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                               DECEMBER 31, 1995
                             (MILLIONS, UNAUDITED)

                                                                                    Subtotal
                                                                                  Time Warner      TBS Transaction      New
                                   Time Warner       CVI         Debt      TWE     Pre-TBS       TBS     Pro Forma   Time Warner
                                   Historical    Acquisition(a)       Transactions(c)        Historical Adjustments   Pro Forma
                                                            Refinancings(b)       Pro Forma      (d)         (e)
A S S E T S
Cash and equivalents                    $ 628         $22         $29      $78       $ 757      $  85     $   -       $  842
Other current assets                    3,092          65         -         -        3,157      1,308      (156)       4,309
Total current assets                    3,720          87          29       78       3,914      1,393      (156)       5,151
Cash and equivalents segregated for
  redemption of long-term debt            557           -       (557)       -           -          -          -           -
Investments in and amounts due to
  and from Entertainment Group          5,734           -         -         85       5,819         -          -        5,819
Other investments                       2,389          41         -         -        2,430         -       (541)       1,889
Noncurrent inventories                    -             -         -         -           -       1,937         -        1,937
Property, plant and equipment           1,119         353         -         -        1,472        358         -        1,830
Goodwill                                5,213         688         -         -        5,901        265      7,587      13,753
Cable television franchises             1,696       2,390         -         -        4,086         -          -        4,086
Other assets                            1,704           -         -         -        1,704        442         -        2,146

Total assets                          $22,132      $3,559     $ (528)    $ 163     $25,326     $4,395     $6,890     $36,611

LIABILITIES AND SHAREHOLDERS' EQUITY
Total current liabilities             $ 3,027      $  128     $  (26)    $  78      $3,207     $  840     $   -      $ 4,047
Long-term debt                          9,907       1,977       (476)       -       11,408      2,480         66      13,954
Deferred income taxes                   3,420         731         -       (12)       4,139        422         -        4,561
Other long-term liabilities             1,162          30         -         -        1,192        215         -        1,407
Company-obligated mandatorily
  redeemable preferred
  securities of subsidiary {(1)}          949           -         -         -          949         -          -          949
Shareholders' equity:
  Preferred stock                          30           6         -         -           36         -          -           36
  Common stock                            388           3         -         -          391         -       (385)           6
  Paid-in capital                       5,422         684         -         -        6,106         -       7,647      13,753
  Unrealized gains on certain
     marketable securities                116           -         -         -          116         -          -          116
  TBS shareholders' equity                 -            -         -         -           -         438      (438)          -
  Accumulated deficit                 (2,289)           -        (26)       97     (2,218)         -          -      (2,218)

Total shareholders' equity              3,667         693        (26)       97       4,431        438      6,824      11,693

Total liabilities and
  shareholders' equity                $22,132      $3,559     $ (528)   $  163     $25,326     $4,395     $6,890     $36,611

_______________
{1} Includes $374 million of preferred securities that are redeemable for cash or, at Time Warner's option, approximately 12.1 million shares of Hasbro, Inc. common stock owned by Time Warner.


See accompanying notes.

   Page 11
                               TIME WARNER INC.
           PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
                             (MILLIONS, UNAUDITED)

                                                     Subtotal
                                                   Time Warner      TBS Transaction           New
                                                     Pre-TBS       TBS        Pro Forma    Time Warner
                                                    Pro Forma  Historical(f) Adjustments(g) Pro Forma
Revenues                                              $8,742      $3,437      $    -         $12,179

Cost of revenues*                                      5,236       2,166          235          7,637
Selling, general and administrative*                   2,850         889           -           3,739

Operating expenses                                     8,086       3,055          235         11,376

Business segment operating income (loss)                 656         382        (235)            803
Equity in pretax income of Entertainment Group           286          -            -             286
Interest and other, net                              (1,037)       (209)          (3)        (1,249)
Corporate expenses                                      (74)          -            -            (74)

Income (loss) before income taxes                      (169)         173        (238)          (234)
Income tax (provision) benefit                          (86)        (70)           24          (132)

Income (loss) before extraordinary item                (255)         103        (214)          (366)

Preferred dividend requirements                        (143)          -            -           (143)

Income (loss) before extraordinary item applicable
   to common shares                                   $(398)       $ 103       $(214)         $(509)

Income (loss) before extraordinary item per          $(1.02)                                  $(.90)
common shares
Average common shares                                  387.7                                   565.5

_______________
*  Includes depreciation and amortization expense of:  $ 935       $ 189         $188         $1,312







See accompanying notes.

   Page 12
                               TIME WARNER INC.
           PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
                             (MILLIONS, UNAUDITED)

                                                                                                               Subtotal
                                                                                                    ITOCHU/  Time Warner
                        Time Warner    Summit       KBLCOM      CVI           Debt        TWE        Toshiba    Pre-TBS
                        Historical   Acquisition  Acquisition  Acquisition Refinancings Transaction Transaction Pro Forma
                                         (h)         (i)         (j)           (k)       (l)         (m)
Revenues                   $8,067      $   22      $  139      $ 514       $    -      $   -      $    -      $8,742


Cost of revenues*           4,682          15         110        429            -          -           -       5,236
Selling, general and
  administrative*           2,688           7          49        106            -          -           -       2,850


Operating expenses          7,370          22         159        535            -          -           -       8,086


Business segment operating
  income (loss)               697          -         (20)       (21)            -          -           -         656
Equity in pretax income of
  Entertainment Group         256          -           -          -            13         17           -         286
Interest and other, net     (877)         (5)        (46)      (136)           56          -        (29)     (1,037)
Corporate expenses           (74)          -           -          -             -          -           -        (74)


Income (loss) before
  income taxes                  2         (5)        (66)      (157)           69         17        (29)      (169)
Income tax (provision)
  benefit                   (126)           1          24         38         (28)        (6)          11       (86)


Income (loss) before extra-
  ordinary item             (124)         (4)        (42)      (119)           41         11        (18)      (255)

Preferred dividend
  requirements               (52)         (4)        (21)       (24)            -          -        (42)      (143)


Income (loss) before
  extraordinary item applicable
  to common shares         $(176)     $   (8)     $  (63)    $ (143)         $ 41      $  11    $  (60)      $(398)


Income (loss) before extra-
  ordinary item per
  common share             $(.46)      $(.02)      $(.17)     $(.36)        $ .11      $ .03    $ (.15)     $(1.02)


Average common shares       383.8          .5          .5        2.9            -          -          -       387.7
_______________
* Includes depreciation and
  amortization expense of:  $ 559     $    11     $    84      $ 281        $   -     $    -    $     -        $935






See accompanying notes.

   Page 13
                               TIME WARNER INC.
           NOTES TO THE TIME WARNER PRO FORMA CONSOLIDATED CONDENSED
                             FINANCIAL STATEMENTS

(a)Reflects the historical assets and liabilities of CVI and the Gerry Companies as of December 31, 1995, including $1.684 billion of indebtedness that will be assumed in the acquisition, as well as certain pro forma adjustments directly related to the CVI Acquisition. The pro forma adjustments reflect (1) total consideration paid by Time Warner valued at $904 million, consisting of (i) the issuance by Time Warner of 2,905,884 shares of its common stock, 3.25 million shares of Series E preferred stock and 3,226,792 shares of Series F preferred stock, valued at an aggregate amount of $693 million and (ii) the incurrence of $211 million of indebtedness to consummate the CVI Acquisition, (2) the incurrence of $66 million of additional indebtedness to pay for transaction costs and other related liabilities, (3) the exclusion of approximately $200 million of net assets of CVI and the Gerry Companies that have not been assumed by Time Warner, including $238 million of pre-existing goodwill, (4) the allocation of the excess of the purchase price over the book value of the net assets acquired of $2.045 billion to cable television franchises in the amount of $2.061 billion and to debt in the amount of $16 million, based on the estimated fair value of such assets and liabilities, (5) an increase of $688 million in deferred income tax liabilities and goodwill, resulting from the fact that the tax basis of certain of the acquired assets has not been adjusted as a result of the CVI Acquisition and (6) the elimination of the historical stockholders' equity of CVI and the Gerry Companies.

(b)Pro forma adjustments reflect (1) borrowings of $1.2 billion under the New Credit Agreement which have been used to repay or redeem $1.184 billion of indebtedness assumed in the CVI Acquisition, plus redemption premiums thereon of $16 million, (2) the issuance of the January 1996 Debentures for approximately $750 million of proceeds, (3) the use of $721 million of such proceeds, together with $557 million of available cash and equivalents related to the issuance of the Preferred Trust Securities, to redeem in February 1996 $1.226 billion principal amount of 8.75% Convertible Debentures and to pay $52 million of redemption premiums and accrued interest thereon, (4) a decrease in shareholders' equity to reflect the $43 million of redemption premiums paid by Time Warner in connection with the February 1996 Redemption, net of $17 million of related tax benefits and (5) a $9 million decrease in current liabilities due to the accrued interest paid by Time Warner in connection with such redemption.

(c)Pro forma adjustments reflect the effect on Time Warner's financial position from TWE's Asset Sale Transactions as more fully described in the notes to the Entertainment Group pro forma consolidated condensed financial statements contained elsewhere herein. The effect on each of Time Warner's and the Entertainment Group's financial position of the Six Flags Transaction is already reflected in each company's historical balance sheet as of December 31, 1995. Pro forma adjustments to record the Unclustered Cable Transactions as of December 31, 1995 reflect (1) an increase in Time Warner's investment in and amounts due to and from the Entertainment Group and shareholders' equity of approximately $163 million with respect to the aggregate income to be recorded by TWE on the sale of certain unclustered cable systems which have not closed as of December 31, 1995, (2) a decrease in shareholders' equity of $66 million with respect to income taxes provided by Time Warner on such income, (3) a decrease in Time Warner's investment in and amounts due to and from the Entertainment Group and an increase in cash of $78 million with respect to the receipt from TWE of tax-related distributions to reimburse Time Warner for the payment of income taxes on its allocable share of the taxable income arising from the Unclustered Cable Transactions in accordance with the terms of the TWE Partnership Agreement and (4) an increase in current liabilities of $78 million with respect to the previously-unrecorded, related current income tax payable due as a result of the transactions, of which $12 million has been reclassified from Time Warner's previously-provided deferred income tax liability.

(d)Reflects the historical financial position of TBS at December 31, 1995, including $2.480 billion of long-term indebtedness that will be assumed pursuant to the TBS Transaction.

   Page 14
(e)Pro forma adjustments to record the TBS Transaction reflect (1) a reclassification in shareholders' equity from common stock to paid-in capital to reflect the reduction in the par value of common stock from $1.00 per share to $.01 per share, (2) the February 1996 conversion by TBS of approximately $29 million of its convertible subordinated debentures of a wholly-owned subsidiary into TBS common stock representing approximately 1.2 million equivalent shares of Time Warner Common Stock (the "February 1996 Conversion"), (3) the issuance of (i) 172.8 million shares of Common Stock, including 1.2 million shares related to the February 1996 Conversion and
   50.6 million shares of LMC Class Common Stock to be received by LMC, in exchange for the outstanding TBS capital stock, (ii) an additional 5 million shares of LMC Class Common Stock to be received by LMC in connection with the Option Agreement and (iii) approximately 13 million stock options to replace all outstanding TBS stock options, valued at an aggregate of $7.262 billion for pro forma purposes based on a Common Stock price of $39.75 per share, (4) the writeoff of approximately $265 million of pre-existing goodwill of TBS and approximately $156 million of TBS inventory to conform TBS' accounting policy with respect to the capitalization and amortization of film exploitation costs to Time Warner's accounting policy, (5) the incurrence of $95 million of additional indebtedness for the payment of transaction costs and other related liabilities, (6) the allocation of the excess of the purchase price over the book value of the net assets acquired of $7.852 billion to goodwill and (7) the elimination of (i) Time Warner's historical investment in TBS in the amount of $541 million and (ii) TBS' historical stockholders' equity in the amount of $438 million.

(f)Reflects the historical operating results of TBS for the year ended December 31, 1995, including certain reclassifications to conform to Time Warner's financial statement presentation.

(g)Pro forma adjustments to record the TBS Transaction for the year ended December 31, 1995 reflect (1) the exclusion of $10 million of merger costs directly related to the TBS Transaction, (2) an increase of $235 million in cost of revenues consisting of (i) an $8 million reduction of TBS' historical amortization of pre-existing goodwill, (ii) a $196 million increase in amortization with respect to the excess cost to acquire TBS that has been allocated to goodwill and amortized on a straight-line basis over a forty-year period and (iii) a $47 million increase in the amortization of capitalized film exploitation costs to conform TBS' accounting policy to Time Warner's accounting policy (3) an increase of $5 million in interest expense on the $95 million of additional indebtedness for the payment of transaction costs and other related liabilities, (4) an increase of $8 million in interest and other, net due to the elimination of Time Warner's historical equity accounting for its investment in TBS and (5) a decrease of $24 million in income tax expense as a result of income tax benefits provided at a 41% tax rate.

(h)Reflects the historical operating results of Summit for the four-month pre-acquisition period ending May 2, 1995, as well as certain pro forma adjustments directly related to the Summit Acquisition. The pro forma adjustments reflect (1) the exclusion of an aggregate $15 million of net income relating to (i) Summit's broadcasting operations that were sold by Summit prior to the closing of the Summit Acquisition and (ii) reductions in Summit's corporate expenses principally relating to the closure of Summit's corporate facilities and the termination of related personnel as a direct result of the integration of Summit's operations into Time Warner's and TWE's operating structure, (2) an increase of $8 million in cost of revenues with respect to the amortization of the excess cost to acquire Summit that has been allocated to (i) cable television franchises in the amount of $372 million and amortized on a straight-line basis over a twenty-year period and
   (ii) goodwill in the amount of $146 million and amortized on a straight-line basis over a forty-year period, (3) an increase of $1 million in selling, general and administrative expenses with respect to payments to be made to TWE for its management of Summit's cable television systems, (4) a decrease of $3 million in income tax expense as a result of income tax benefits provided at a 41% tax rate on the additional amortization expense and management fees to be paid to TWE and (5) an increase of $4 million in preferred dividend requirements of the Series C Preferred Stock issued in the Summit Acquisition.

(i)Reflects the historical operating results of KBLCOM for the six-month pre-acquisition period ending July 6, 1995 as well as certain pro forma adjustments directly related to the KBLCOM Acquisition. The pro forma adjustments

   Page 15
   reflect (1) the exclusion  of  an  aggregate  $19 million of net losses relating to (i) interest costs on the portion of KBLCOM's indebtedness that has not been assumed by Time Warner and (ii) reductions in KBLCOM's corporate expenses principally relating to the closure of KBLCOM's corporate and regional facilities and the termination of related personnel as a direct result of the integration of KBLCOM's operations into Time Warner's and TWE's operating structure, (2) an increase of $39 million in cost of revenues consisting of a $7 million reduction of KBLCOM's historical amortization of pre-existing goodwill and a $46 million increase in amortization with respect to the excess cost to acquire KBLCOM that has been allocated to (i) investments in the amount of $655 million and amortized on a straight-line basis over a twenty-year period, (ii) cable television franchises in the amount of $859 million and amortized on a straight-line basis over a twenty-year period and (iii) goodwill in the amount of $586 million and amortized on a straight-line basis over a forty-year period, (3) an increase of $4 million in selling, general and administrative expenses with respect to payments to be made to TWE for its management of certain of KBLCOM's cable television systems, (4) a decrease of $17 million in income tax expense as a result of income tax benefits provided at a 41% tax rate on the additional amortization expense and management fees to be paid to TWE and (5) an increase of $21 million in preferred dividend requirements of the Series D Preferred Stock issued in the KBLCOM Acquisition.

(j)Reflects the historical operating results of CVI and the Gerry Companies for the year ended December 31, 1995, as well as certain pro forma adjustments directly related to the CVI Acquisition. The pro forma adjustments reflect
   (1) the exclusion of $97 million of net losses with respect to costs directly related to the CVI Acquisition and reductions in the corporate expenses of CVI and the Gerry Companies principally relating to the closing of certain corporate and regional facilities and the termination of related personnel as a direct result of the integration of the operations of CVI and the Gerry Companies into Time Warner's and TWE's operating structure, (2) an increase of $108 million in cost of revenues consisting of a $12 million reduction of CVI's historical amortization of pre-existing goodwill and a $120 million increase in amortization with respect to the excess cost to acquire CVI and the Gerry Companies that has been allocated to (i) cable television franchises and amortized on a straight-line basis over a twenty-year period and (ii) goodwill and amortized on a straight-line basis over a forty-year period, (3) an increase of $15 million in selling, general and administrative expenses with respect to payments to be made to TWE for its management of the cable television systems of CVI and the Gerry Companies,
   (4) an increase of $19 million in interest expense on the $277 million of borrowings under the New Credit Agreement, which were used to consummate the CVI Acquisition and to pay for transaction costs and other related liabilities, (5) a decrease of $57 million in income tax expense as a result of income tax benefits provided at a 41% tax rate on the additional amortization expense, interest expense and management fees to be paid to TWE and (6) an increase of $24 million in preferred dividend requirements of the Series E Preferred Stock and Series F Preferred Stock issued in the CVI Acquisition.

(k)Pro forma adjustments to record the Debt Refinancings for the year ended December 31, 1995 reflect savings in financing costs of $69 million from
   (1) $5.134 billion of aggregate borrowings under the New Credit Agreement which were used: (i) to repay or redeem $1.184 billion of indebtedness assumed in the CVI Acquisition, plus redemption premiums thereon of $16 million, (ii) to refinance $1.086 billion of indebtedness assumed or incurred in the KBLCOM Acquisition, plus redemption premiums and accrued interest thereon of $19 million, (iii) to repay $204 million of Paragon indebtedness, funded equally by Time Warner and TWE, (iv) to repay $2.575 billion of indebtedness of TWE under a pre-existing bank credit agreement and (v) to pay for $50 million of financing costs, (2) the redemption of $2.226 billion principal amount of 8.75% Convertible Debentures for an aggregate redemption price of $2.341 billion, including redemption premiums and accrued interest thereon of $115 million, using (i) proceeds from the $750 million issuance of the January 1996 Debentures, (ii) $557 million of net proceeds raised from the issuance of the Preferred Trust Securities in December 1995, (iii) $363 million of net proceeds raised from the issuance of the PERCS in August 1995, (iv) approximately $500 million of proceeds raised from the issuance of the 7.75% Notes in June 1995 and (v) approximately $171 million of available cash and equivalents and (3) the

   Page 16
   August  1995  noncash  redemption  of  $1.8   billion  principal  amount  of
   outstanding Reset Notes in exchange for an equal amount of Exchange Securities, as set forth on the following page (in millions).

   Except with respect to the refinancing of $1.184 billion of indebtedness related to the CVI Acquisition and the 1996 Convertible Debt Refinancing, neither of which had occurred as of December 31, 1995, all pro forma adjustments to record the Debt Refinancings for the year ended December 31, 1995 reflect the incremental effect on Time Warner's operating results from each refinancing that had closed during the period.

Page 17

                                                                                 YEAR ENDED
                                                                              DECEMBER 31, 1995
                                                                                     Equity in Pretax
                                                                                         Income of
                                                                       Interest and    Entertainment
                                                                        Other, Net         Group

   Borrowings by TWI Cable, TWE and the
      TWE-Advance/Newhouse Partnership in the amounts of
      $1.218 billion, $2.702 billion, and $14 million, respectively, under the New Credit Agreement, at estimated annual interest rates of 6.875%, 6.5% and 6.5%, respectively, for the year ended
      December 31, 1995                                                     $ 42           $ 88


   Pro forma borrowings by TWI Cable of $1.2 billion under the
      New Credit Agreement to refinance CVI debt, at an estimated annual
      interest rate of 6.875% for the year ended December 31, 1995            83             -


   Pro forma issuance by Time Warner of $750 million of January 1996
      Debentures in connection with the 1996 Convertible Debt Refinancing,
      at a weighted average interest rate of 7.3%                             55


   Issuance by Time Warner of $575 million liquidation amount of
      Preferred Trust Securities (8-7/8% yield)                               47


   Issuance by Time Warner of $500 million of 7.75% Notes
      and approximately 12.1 million PERCS (4% yield)                         28             -


   Issuance by Time Warner of $1.8 billion of Exchange
      Securities at a weighted average interest rate of 7.9%
      for the year ended December 31, 1995                                    90             -


   Repayment by TWE of $2.575 billion of indebtedness
      under the pre-existing TWE bank credit agreement                         -            (84)


   Repayment by TWI Cable of $1.184 billion of indebtedness
      assumed in the CVI Acquisition                                        (87)             -


   Repayment by TWI Cable of $1.086 billion of indebtedness
      assumed in the KBLCOM Acquisition                                     (57)             -


   Repayment of $226 million of Paragon's indebtedness, of which
      $102 million was funded by each of Time Warner and TWE, and the
      remainder was funded by Paragon's available cash and equivalents         -            (9)


   Redemption of $2.226 billion principal amount of
      8.75% Convertible Debentures                                         (169)             -


   Redemption of $1.8 billion of Time Warner's Reset Notes (8.7% yield)     (93)             -


   Amortization of $29 million of deferred financing costs incurred by
      Time Warner in connection with issuance of the PERCS and the
      Preferred Trust Securities                                               4             -


   Amortization of $11 million and $39 million of deferred financing costs allocated to Time Warner and the Entertainment Group, respectively, in connection with obtaining the New Credit
      Agreement on a straight-line basis for a five-year period                1              4


   Reduction of historical amortization of deferred financing costs
      recorded with respect to the pre-existing TWE credit agreement           -            (12)


      Net decrease in financing costs                                      $(56)           $(13)

   Income taxes of $28 million have been provided at a 41% tax rate on the aggregate net reduction in financing costs.

   Page 18
(l)Pro forma adjustments for the year ended December 31, 1995 to record $17 million of increased income from Time Warner's equity in the pretax income of the Entertainment Group reflect the aggregate effect on TWE's operating results from (1) the TWE-A/N Transaction, (2) the fees to be earned by TWE with respect to its management of certain of Time Warner's cable television systems and (3) the Asset Sale Transactions, as more fully described in the notes to the Entertainment Group pro forma consolidated condensed financial statements contained elsewhere herein.

   TWE's consolidation of Paragon, as more fully described in the notes to the Entertainment Group pro forma consolidated condensed financial statements contained elsewhere herein, has no pro forma effect on the net income of TWE and, accordingly, the consolidation of Paragon has no effect on the pro forma operating results of Time Warner.

   Income taxes of $6 million have been provided at a 41% tax rate on the aggregate increase in income from Time Warner's equity in the pretax income of the Entertainment Group, adjusted for certain temporary differences.

(m)Pro forma adjustments to record the ITOCHU/Toshiba Transaction for year ended December 31, 1995 reflect (1) an increase of $29 million in interest and other, net, consisting of (i) an increase of $16 million with respect to the amortization of the $417 million aggregate excess cost to acquire the minority interests in TWE held by ITOCHU and Toshiba, which will be amortized on a straight-line basis over a twenty-year period and (ii) an increase of $13 million with respect to the elimination of historical amortization related to Time Warner's excess interest in the net assets of TWE over the net book value of its investment in TWE, which resulted from the initial investments in TWE by ITOCHU and Toshiba, (2) a decrease of $11 million in income tax expense as a result of income tax benefits provided at a 41% tax rate and (3) an increase of $42 million in preferred dividend
   requirements   of   the   preferred   stock  issued  in  the  ITOCHU/Toshiba
   Transaction.

   Page 19
                        TIME WARNER ENTERTAINMENT GROUP
                PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                               DECEMBER 31, 1995
                             (MILLIONS, UNAUDITED)

                                                     ENTERTAINMENT            ENTERTAINMENT
                                                         GROUP     ASSET SALE     GROUP
                                                      HISTORICAL TRANSACTIONS(A) PRO FORMA
A S S E T S
Cash and equivalents                                   $   209    $     -        $  209
Other current assets                                     2,700          -         2,700
Total current assets                                     2,909          -         2,909

Noncurrent inventories                                   1,909          -         1,909
Loan receivable from Time Warner                           400          -           400
Property, plant and equipment                            5,208       (32)         5,176
Goodwill                                                 4,119          -         4,119
Cable television franchises                              3,360       (53)         3,307
Other assets                                             1,055          -         1,055

Total assets                                           $18,960    $  (85)       $18,875

LIABILITIES AND PARTNERS' CAPITAL
Total current liabilities                              $ 3,229    $     -       $ 3,229
Long-term debt                                           6,137      (170)         5,967
Other long-term liabilities                                866          -           866
Minority interests                                         726          -           726
Time Warner General Partners' senior priority capital    1,426          -         1,426
Partners' capital                                        6,576         85         6,661

Total liabilities and partners' capital                $18,960    $  (85)       $18,875










See accompanying notes.

   Page 20
                        TIME WARNER ENTERTAINMENT GROUP
           PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
                             (MILLIONS, UNAUDITED)


                               ENTERTAINMENT            CONSOLIDATION                TWI-TWE                ENTERTAINMENT
                                   GROUP       TWE-A/N       OF         DEBT        MANAGEMENT  ASSET SALE      GROUP
                                 HISTORICAL TRANSACTION(B) PARAGON(C) REFINANCINGS(D) FEES(E) TRANSACTIONS(F) PRO FORMA
Revenues                            $9,629     $ 137       $ 179       $   -           $ 20     $ (279)          $9,686

Cost of revenues*                    6,639        51         147           -              -       (209)           6,628
Selling, general and
  administrative*                    1,998        56          31           -              -        (21)           2,064
Operating expenses                   8,637       107         178           -              -       (230)           8,692

Business segment
  operating income (loss)              992        30           1           -             20        (49)             994
Interest and other, net              (539)         -         (1)          13              -         43            (484)
Minority interest                    (133)      (27)           -           -              -         -             (160)
Corporate expenses                    (64)         -           -           -              -         -              (64)

Income (loss) before income taxes      256         3           -          13             20        (6)              286
Income tax (provision) benefit        (86)         -           -           -              -         3              (83)

Income (loss) before extraordinary
item                                $  170     $   3       $   -       $  13           $ 20     $  (3)            $ 203
_______________
* Includes depreciation and
  amortization expense of:          $1,060     $  26       $  36      $    -         $    -     $ (44)           $1,078








See accompanying notes.

   Page 21
                               TIME WARNER INC.
       NOTES TO THE ENTERTAINMENT GROUP PRO FORMA CONSOLIDATED CONDENSED
                             FINANCIAL STATEMENTS

(a) Pro forma adjustments to record the Asset Sale Transactions as of December 31, 1995 reflect (1) the receipt by TWE of approximately $248 million of aggregate gross proceeds with respect to the sale by TWE of certain unclustered cable television systems which have not closed as of December 31, 1995, (2) a reduction in debt of $170 million, resulting from the use of the aggregate net proceeds received from the Unclustered Cable Transactions, after related taxes, to repay indebtedness under the New Credit Agreement, (3) a reduction in net assets with respect to the cable television systems to be sold subsequent to December 31, 1995 and
      (4) the payment of $78 million in tax-related distributions that will reimburse Time Warner for the payment of income taxes on its allocable share of the taxable income arising from the Unclustered Cable Transactions in accordance with the terms of the TWE partnership agreement. The effects of the Six Flags Transaction and the sale by TWE of certain unclustered cable systems during 1995 are already reflected in the historical balance sheet of the Entertainment Group as of December 31, 1995.

(b) Reflects the historical operating results of Advance/Newhouse for the three months ended March 31, 1995 (and for the three months ended January 31, 1995 with respect to certain contributed businesses which have different fiscal years), as well as certain pro forma adjustments directly related thereto. The pro forma adjustments reflect (1) an increase of $1 million in cost of revenues with respect to TWE's amortization of transaction costs on a straight-line basis over a three-year period and (2) an increase of $27 million in minority interest, representing Advance/Newhouse's minority interest in the net income of the TWE-Advance/Newhouse Partnership, including their one-third share of $45 million of annual management fees to be paid by the partnership to TWE.

(c) Pro forma adjustments reflect the consolidation of Paragon's operating results as a result of TWE's control over the management of such entity for the six month period prior to TWE's consolidation of Paragon effective as of July 6, 1995, offset by Time Warner's minority share of the net income of Paragon in the amount of $24 million.

(d) Pro forma adjustments to record the Debt Refinancings for the year ended December 31, 1995 reflect lower interest costs of $13 million from (i) $2.716 billion of aggregate borrowings under the New Credit Agreement, which were used to refinance $2.677 billion of indebtedness (plus $39 million of related financing costs) and (ii) the repayment of $102 million of Paragon's indebtedness funded by Time Warner, as set forth on the following page (in millions).

      All pro forma adjustments to record the Debt Refinancings for the year ended December 31, 1995 reflect the incremental effect on the Entertainment Group's operating results from each refinancing that had closed during the period.

   Page 22

                                                                               YEAR ENDED
                                                                             DECEMBER 31, 1995
                                                                            Increase (Decrease)
   Borrowings by TWE and the TWE-Advance/Newhouse Partnership
      in the amounts of $2.702 billion and $14 million, respectively, under the New Credit Agreement, at estimated annual interest rates for each
      borrower of 6.5% for the year ended December 31, 1995                      $ 88


   Repayment by TWE of $2.575 billion of indebtedness under the
      pre-existing TWE bank credit agreement                                      (84)


   Repayment of $226 million of Paragon's indebtedness, of which $102 million was funded by each of TWE and Time Warner, and the remainder
      was funded by Paragon's available cash and equivalents                       (9)


   Amortization of an allocable $39 million of deferred financing costs in connection with obtaining the New Credit
      Agreement on a straight-line basis for a five-year period                     4


   Reduction of historical amortization of deferred financing costs
      recorded with respect to the pre-existing TWE credit agreement              (12)


      Net decrease in interest costs                                             $(13)

(e)Pro forma adjustments for the year ended December 31, 1995 reflect fees to be received from Time Warner in the amount of $20 million with respect to TWE's management of certain of Time Warner's cable television systems.

(f)Pro forma adjustments to record a decrease of $3 million in net income from the Asset Sale Transactions for the year ended December 31, 1995 reflect (1) the deconsolidation of the operating results of Six Flags for the periods prior to the consummation of the Six Flags Transaction in June 1995, (2) the elimination of the operating results of the cable television systems sold or to be sold and (3) a decrease in interest expense, representing interest savings from the repayment by TWE of indebtedness under the New Credit Agreement using the aggregate net proceeds received in these transactions. TWE will realize aggregate income of approximately $375 million on these transactions, of which a portion of such income has been deferred by TWE principally as a result of its guarantee of third-party, zero-coupon indebtedness of Six Flags due in 1999. Income to be realized on the Unclustered Cable Transactions that have not closed as of December 31, 1995 has not been reflected in the pro forma consolidated condensed statements of operations of the Entertainment Group included herein.

   Page 23
(b) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED:

            (i) Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and Subsidiaries (the documents listed in this paragraph (i) being referred to as the "Financial Statements of Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation"):

                  (A)   Unaudited   Condensed   Financial  Statements   as   of
            January 31, 1995 and for each of the six months ended January 31, 1994 and 1995; and

                  (B) Financial Statements as of July 31, 1993 and 1994 and for
            each of the years ended July 31, 1992, 1993 and 1994, including the report thereon of Ernst & Young LLP, independent auditors.

            (ii) Vision Cable Division of Vision Cable Communications, Inc. and Subsidiaries (the documents listed in this paragraph (ii) being referred to as the "Financial Statements of Vision Cable Division of Vision Cable Communications, Inc."):

                  (A) Unaudited  Condensed Financial Statements as of March 31,
            1995 and for each of the three months ended March 31, 1994 and 1995; and

                  (B) Financial Statements as of December 31, 1994 and for each of the years ended December 31, 1993 and 1994, including the report thereon of Ernst & Young LLP.

            (iii) Cablevision Industries Corporation and Subsidiaries (the documents listed in this paragraph (iii) being referred to as the "Financial Statements of Cablevision Industries Corporation"):

                  (A) Consolidated Financial Statements  as of and for the year ended December 31, 1995, including the report thereon of Ernst & Young LLP; and

                  (B) Consolidated Financial Statements as of December 31, 1994
            and for each of the years ended December 31, 1993 and 1994, including the report thereon of Arthur Andersen LLP.

            (iv) Consolidated Financial Statements of Turner Broadcasting System, Inc. as of December 31, 1994 and 1995 and for each of the years ended December 31, 1993, 1994 and 1995, including the report thereon of Price Waterhouse LLP (the "Financial Statements of Turner Broadcasting System, Inc.").

            (v)    KBLCOM  Incorporated   (the   documents   listed   in   this
      paragraph (v) being referred to as the "Financial Statements of KBLCOM Incorporated"):

                 (A) Unaudited Consolidated Financial Statements as of June 30, 1995 and for each of the six months ended June 30, 1994 and 1995; and

                  (B) Consolidated Financial Statements as of December 31, 1993
            and 1994 and for each of the years ended December 31, 1992, 1993 and 1994, including the report thereon of Deloitte & Touche LLP.

   Page 24
(c) PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS:

            (i)  Time Warner Inc.:

                  (A)  Pro Forma Consolidated Condensed Balance   Sheet  as  of
            December 31, 1995;

                  (B) Pro  Forma Consolidated Condensed Statement of Operations
            for the year ended December 31, 1995; and

                  (C) Notes  to  Pro  Forma  Consolidated  Condensed  Financial
            Statements.

            (ii)  Entertainment Group:

                  (A) Pro Forma Consolidated Condensed Balance Sheet as of December 31, 1995;

                  (B) Pro Forma Consolidated Condensed  Statement of Operations
            for the year ended December 31, 1995; and

                  (C) Notes to Pro Forma Consolidated Condensed Financial Statements.

(d) EXHIBITS:

            (i)  Exhibit 23(a):  Consent of Ernst & Young LLP.

            (ii)  Exhibit 23(b):  Consent of Arthur Andersen LLP.

            (iii)  Exhibit 23(c):  Consent of Price Waterhouse LLP.

            (iv)  Exhibit 23(d):  Consent of Deloitte & Touche LLP.

            (v) Exhibit 99(a): Financial Statements of Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation (incorporated by reference from Exhibit 99(b) of the Current Report on Form 8-K of Time Warner Inc. dated May 30, 1995 and Exhibit 99(e) of the Current Report on Form 8-K of Time Warner Inc. dated August 14, 1995).

            (vi) Exhibit 99(b): Financial Statements of Vision Cable Division of Vision Cable Communications, Inc. (incorporated by reference from
      Exhibit 99(c) of the Current Report on Form 8-K of Time Warner Inc. dated May 30, 1995 and Exhibit 99(d) of the Current Report on Form 8-K of Time Warner Inc. dated August 14, 1995).

            (vii) Exhibit 99(c): Financial Statements of Cablevision Industries Corporation (incorporated by reference from pages 23 to 39 of the Annual Report on Form 10-K for the year ended December 31, 1995 of Cablevision Industries Corporation).

            (viii) Exhibit 99(d): Financial Statements of Turner Broadcasting System, Inc. (incorporated by reference from pages 31 to 53 of the Annual Report to Shareholders incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 1995 of Turner Broadcasting System, Inc).

   Page 25
            (ix) Exhibit 99(e): Financial Statements of KBLCOM Incorporated (incorporated by reference from Exhibit 99(b) of the Current Report on Form 8-K of Time Warner Inc. dated May 30, 1995 and Exhibit 99(c) of the Current Report on Form 8-K of Time Warner Inc. dated August 14, 1995).

                                   SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 22, 1996.


                                    TIME WARNER INC.


                                      By:  /S/ RICHARD J. BRESSLER
                                          Name:  Richard J. Bressler
                                          Title:    Senior Vice President
                                                       and Chief Financial
                                                       Officer

                                 EXHIBIT INDEX


                                                                                    Sequential
EXHIBIT NO.               DESCRIPTION OF EXHIBITS                                 PAGE NUMBER

23(a)                     Consent of Ernst & Young LLP, Independent Auditors.
23(b)                     Consent of Arthur Andersen LLP, Independent Public
                          Accountants.
23(c)                     Consent of Price Waterhouse LLP, Independent
                          Accountants.
23(d)                     Consent of Deloitte & Touche LLP, Independent Auditors.
99(a)                     Financial Statements of Newhouse Broadcasting Cable            *
                          Division of Newhouse Broadcasting Corporation
                          (incorporated by reference from Exhibit 99(b) of the
                          Current Report on Form 8-K of Time Warner Inc. dated
                          May 30, 1995 and Exhibit 99(e) of the Current Report on
                          Form 8-K of Time Warner Inc. dated August 14, 1995).
99(b)                     Financial Statements of Vision Cable Division of Vision        *
                          Cable Communications, Inc. (incorporated by reference
                          from Exhibit 99(c) of the Current Report on Form 8-K of
                          Time Warner Inc. dated May 30, 1995 and Exhibit 99(d)
                          of the Current Report on Form 8-K of Time Warner Inc.
                          dated August 14, 1995).
99(c)                     Financial Statements of Cablevision Industries                 *
                          Corporation (incorporated by reference from pages 23 to
                          39 of the Annual Report on Form 10-K for the year ended
                          December 31, 1995 of Cablevision Industries
                          Corporation).
99(d)                     Financial Statements of Turner Broadcasting System,            *
                          Inc. (incorporated by reference from pages 31 to 53 of
                          the Annual Report to Shareholders incorporated by
                          reference into the Annual Report on Form 10-K for the
                          year ended December 31, 1995 of Turner Broadcasting
                          System, Inc.).
99(e)                     Financial Statements of KBLCOM Incorporated                    *
                          (incorporated by reference from Exhibit 99(b) of the
                          Current Report on Form 8-K of Time Warner Inc. dated
                          May 30, 1995 and Exhibit 99(c) of the Current Report on
                          Form 8-K of Time Warner Inc. dated August 14, 1995).



________________

* Incorporated by reference.